Exhibit (n)(4)

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference into this Pre-Effective Amendment No.1 to the Registration Statement on Form N-2 of our report dated March 5, 2020 on our audit of the consolidated financial statements of Newtek Merchant Solutions, LLC and Subsidiaries, a wholly-owned subsidiary of NBSH Holdings LLC, as of December 31, 2019, and for the year then ended  which are incorporated by reference into this Pre-Effective Amendment No.1 to the Registration Statement on Form N-2.

We consent to the incorporation by reference into this Pre-Effective Amendment No.1 to the Registration Statement on Form N-2 of our report dated March 26, 2019 on our audit of the consolidated financial statements of Newtek Merchant Solutions, LLC and Subsidiaries, a wholly-owned subsidiary of NBSH Holdings LLC, as of December 31, 2018, and for the year then ended, which are incorporated by reference into this Pre-Effective Amendment No.1 to the Registration Statement on Form N-2.

Melville, NY

June 8, 2020

An Independent Member of Urbach Hacker Young International